Exhibit 10.52

Tenant Spectrum Systems. LLC Premises: 2355 Duiles Cornerr Bivd, Suite 600

LEASE

THIS LEASE (this “Lease”) is entered into as of December 22, 2015, between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Landlord”). and SPECTRUM SYSTEMS, LLC, a Delaware limited liability company (“Tenant”).

IN CONSIDERATION of the mutual covenants below, and intending to be legally bound, Landlord and Tenant agree as follows:

1.	Key Lease Terms.

(a)	“Broker”: Collectively, Jones Lang LaSalle (representing Tenant), and DTZ (representing Landlord).

(b)	“Building”: 2355 Dulles Corner Boulevard, Dulles Corner, Herndon, Virginia 20171.

(c)	“Commencement Date”: April 1, 2016.

(d)	“Expiration Date”: September 30, 2018

(e)	“Gross Rent”:

TIME PERIOD	GROSS RENT MONTHLY INSTALLMENT
4/1/16 - 4/30/16	$0.00
5/1/16 - 3/31/17	$28,906.50
4/1/17 - 3/31/18	$29,778.28
4/1/18 - 9/30/18	$30,668.42

(f)	“Notice Addresses”:

If to Tenant:	If to Landlord:
Attn: Office Manager	Attn: Asset Manager
2355 Dulles Corner Blvd., Suite 600	c/o Brandywine Realty Trust
Herndon, VA 20171	1676 International Drive, Suite 1350
Email for billing contact:_______	McLean, VA 22102

Payables @ Spectrum - Systems.	with a copy to: Legal.Notices@bdnreit.com

(g)	“Pemises”: Suite 600, consisting of 11,012 rentable square feet in the Building, as shown on Exhibit A.

(h)	“Security Deposit”: $28,906.50.

(i)	“Tenant Improvements”: None. Tenant accepts the Premises in their "AS IS", "WHERE IS" condition.

2. Terms and Conditions. This Lease incorporates the Terms and Conditions, and all exhibits attached hereto, as if set forth in full in the body of this Lease. Capitalized terms used but not defined in the Terms and Conditions have the respective meanings given to them above.

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal as of the day and year first-above stated.

LANDLORD:	TENANT:
BRANDYWINE OPERATING PARTNERSHIP, L.P.	SPECTRUM SYSTEMS, LLC

By: Brandywine Realty Trust, its general partner

By:	/s/ Suzanne Stumpf	By:	/s/ Brandywine Realty
Name:	K. Suzanne Stumpf	Name:	Brandywine Realty
Title:	Vice President, Asset Management	Title:	CEO
Date:	12/22/15	Date:	12/11/2015

TERMS AND CONDITIONS TO LEASE

1       Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises for the Term upon the terms and subject to the conditions of this Lease Except for the Tenant Improvements (if any), Tenant accepts the Premises in their “AS IS”, “WHERE IS” condition.

2.      Term. The term of this Lease (“Term”) commences on the Commencement Date and expires on the Expiration Date, unless earlier terminated by the terms of this Lease The terms and conditions of this Lease are binding on the parties upon full execution and delivery of this Lease. By a Confirmation of Lease Term prepared on Landlord's standard form therefor (the “COLT”), Landlord shall notify Tenant of the Commencement Date and all other matters stated therein. The COLT shall be conclusive and binding on Tenant as to all matters set forth therein (but shall in no event alter the terms of this Lease), unless within 30 days following delivery of the COLT to Tenant, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant's objections

3       Rent, Security Deposit, Late Fee.

(a)     Tenant must pay to Landlord during the Term, without notice, demand, setoff, deduction, or counterclaim, the Gross Rent in the amounts set forth above The Monthly Installment of Gross Rent is payable to Landlord in advance on or before the first day of each month of the Term. “Rent” means Gross Rent together with all other amounts due under this Lease. All Rent payments must include the Building number and the Lease number, which will be provided by Landlord, and be sent by electronic funds transfer as follows (or as otherwise directed in writing by Landlord to Tenant from time to time): (i) ACH debit of funds, provided Tenant shall first complete Landlord’s then-current forms authorizing Landlord to automatically debit Tenant's bank account; or (ii) ACH credit of immediately available funds to an account designated by Landlord. “ACH” means .Automated Clearing House network or similar system designated by Landlord.

(b)     Together with Tenant's delivery of a signed copy of this Lease, Tenant must pay to Landlord: (i) the first month's Gross Rent; and (ii) the Security Deposit. No interest will be paid to Tenant on the Security Deposit, and Landlord may commingle the Security Deposit with other funds of Landlord. Landlord may use the whole or any part of the Security Deposit to cure an Event of Default. If any portion of the Security Deposit is used by Landlord, Tenant must pay to Landlord within 10 days after receipt of notice an amount sufficient to restore the Security Deposit to its original amount. Landlord will return the balance of the Security Deposit to Tenant within 1 month after the later of the Expiration Date, Tenant's surrender of possession of the Premises to Landlord in the condition required under this Lease, and Tenant's payment of all outstanding Rent.

(c)     If Landlord does not receive the full payment of any Rent when due, Tenant must pay to Landlord a late fee in the amount of 5% of such overdue amount If any Rent payment is returned for insufficient funds, Tenant must pay a fee of $30 00 per returned payment.

4.      Utilities; Services. Landlord will provide the following to the Premises: (i) HVAC service during standard business hours for the Building; (ii) electricity for lighting and standard office equipment; (iii) water. sewer, and, to the extent applicable to the Building, gas, oil, or steam service; (iv) cleaning services; and (v) replacement of Building-standard lights, ballasts, tubes, ceiling tiles, outlets and similar equipment. Tenant, at Tenant's expense, must make arrangements with the applicable utility companies and public bodies to provide, in Tenant's name, telephone, cable, and any other utility service not provided by Landlord. Tenant may not overload the utility capacity serving the Premises,

5.      Use: Signs Tenant may use the Premises for general office use (non-medical) and for no other purpose (“Permitted Use”). Tenant may use no more than its pro rata share of the parking spaces in the general parking area for the Building. Tenant's use of the Premises is subject to all applicable laws and to all reasonable requirements of the insurers of the Building Landlord will provide Tenant with Building-standard identification signage on all Building lobby directories and at the main entrance to the Premises. Tenant may not place any signs at the Premises that are visible from outside of the Premises.

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6.      Transfer. Tenant may not (nor its legal representative or successors-in-interest by operation of law or otherwise) assign, transfer, mortgage, or sublet the Premises (“Transfer”), without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole but reasonable discretion Any Transfer without Landlord’s prior written consent constitutes an Event of Default and, at Landlord’s option, is void and/or terminates this Lease. A Transfer includes any assignment by operation of law, and any merger, consolidation, or asset sale involving Tenant, any direct or indirect transfer of control of Tenant, and any transfer of a majority of the ownership interests in Tenant.

7.       Maintenance.

(a)     Landlord must make all necessary repairs at its expense to: (i) the footings and foundations and the structural elements of the Building; (ii) the roof of the Building; (iii) the HVAC (excluding any supplemental HVAC serving the Premises), plumbing, elevators (if any), electric, fire protection and fire alert systems within the Building; (iv) the Building exterior; and (v) the common areas Any repairs to the Building made necessary by the negligent or willful act or omission of Tenant or any employee, agent, subtenant, contractor, or invitee of Tenant will he made at Tenant's expense. subject to the waivers set forth in Section 9(b).

(b)    Tenant must maintain the Premises in good order and condition at its expense, including promptly making all necessary repairs and replacements to the Premises (including any supplemental HVAC serving the Premises). To the extent that the interior of the Premises is visible from the common areas, Landlord shall have the right lo require Tenant to screen the interior from the common areas, such as by adding frosting to glass, as determined by Landlord. In the event of an emergency, such as a burst waterline or act of God, Landlord has the right to make repairs for which Tenant is responsible hereunder (at Tenant's cost) without giving Tenant prior notice, but in such case Landlord will provide notice to Tenant as soon as practicable thereafter, and take commercially reasonable steps to minimize the costs incurred.

8.      Insurance

(a)    Tenant, at Tenant's expense, must maintain during the Term: (i) commercial general liability insurance, with combined single limits of $2,000,000 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require; and (ii) a policy of “special form” property insurance on Tenant's trade fixtures, equipment, and personal property (collectively, “Tenant’s Property”) for full replacement value and with coinsurance waived. Tenant will neither have, nor make, any claim against Landlord for any loss or damage to Tenant's Property, regardless of the cause of the loss or damage. Tenant must require its movers to deliver to Landlord a certificate of insurance naming Landlord as an additional insured. No liability insurance required hereunder may be subject to cancellation or modification without at least 30 days’ prior notice to all insureds, and must name Tenant as insured, and Landlord, Landlord’s property manager, and Brandywine Realty Trust as additional insureds, and, if requested in writing by Landlord, name as an additional insured any mortgagee or holder of any mortgage upon the Building. Prior to the Commencement Date, Tenant must provide Landlord with certificates that evidence that all insurance coverages required under this Lease are in place. Tenant must furnish to Landlord throughout the Term replacement certificates at least 30 days prior to the expiration dates of the then-current policy. All insurance required under this Lease must be issued by an insurance company that is authorized to do business in the state in which the Building is located, and has a financial rating of at least an A-X as rated in the most recent edition of Best's Insurance Reports. The insurance limits stated above will not limit Tenant's liability. Any deductible under Tenant's insurance policy in excess of $25,000 must be approved by Landlord in writing.

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(b)     Landlord and Tenant must each procure an appropriate clause to any property insurance covering the Building and Tenant's personal property, fixtures, and equipment, wherein the insurer waives subrogation and consents to a waiver of right of recovery pursuant to this Section. Landlord and Tenant hereby waive, and agree not to make, any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from conditions to the extent of proceeds received after application of any commercially reasonable deductible (or would have been received if the party had maintained the insurance it was required to carry under this Lease) from the property insurance that was required to be carried by that party.

9       Indemnification.

(a)     Subject to Section 9(c), Tenant must defend, indemnify, and hold harmless Landlord. Landlord's property manager, and Brandywine Realty Trust and each of Landlord's directors, officers, members, partners, trustees; employees, representatives, and agents (collectively, “Landlord Indemnitees”) from and against any and all third-party claims, actions, damages. liabilities, and expenses (a “Claim”) to the extent arising from: (i) Tenant’s breach of this Lease; (ii) any negligence or willful act of Tenant or any of Tenant's employees, agents, invitees, subtenants, or contractors; and (iii) any acts or omissions occurring at, or the condition, use or operation of, the Premises, except to the extent arising from Landlord's negligence or willful misconduct. If Tenant fails to promptly defend a Landlord Indemnitee following written demand by the Landlord Indemnitee, the Landlord Indemnitee must defend the same at Tenant's expense, by retaining or employing counsel reasonably satisfactory to the Landlord Indemnitee The provisions of this Section will survive the Expiration Date.

(b)    Subject to Section 9(c), Landlord must defend, indemnify, and hold harmless Tenant, and each of Tenant's directors, officers, members, employees, representatives, and agents (collectively, “Tenant Indemnitees”) from and against any and all third-party Claims to the extent arising from: (i) Landlord's breach of this Lease; and (ii) any negligence or willful misconduct of Landlord or any of Landlord's employees, agents, invitees, subtenants. or contractors. If Landlord fails to promptly defend a Tenant Indemnitee following written demand by the Tenant Indemnitee, the 'tenant Indemnitee must defend the same at Landlord's expense, by retaining or employing counsel reasonably satisfactory to the Tenant Indemnitee. The provisions of this Section will survive the Expiration Date.

(c)     In order to receive the indemnity set forth above, the party seeking indemnity must provide prompt written notice of any Claim to the indemnifying party, and the indemnifying party will promptly defend the indemnified party at the indemnifying party's expense. The indemnified party agrees to reasonably cooperate in such defense at the indemnifying party's expense.

10.    Casualty. If any casualty occurs to the Building (other than to the Premises) and: (i) insurance proceeds are unavailable to Landlord or are insufficient to restore the Building to substantially its pre-casualty condition; or (ii) more than 30% of the square feet of the Building is damaged, Landlord may terminate this Lease by sending written notice of such termination to Tenant within 60 days after the casualty. If any casualty occurs to the Premises and: (i) in Landlord's reasonable judgment, the repair and restoration work would require more than 210 consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime); or (ii) the casualty occurs during the last 12 months of the Term, either Landlord or Tenant may terminate this Lease by sending written notice of such termination to the other party within 60 days after the date of the casualty. The termination notice must specify a termination date not fewer than 30 nor more than 90 days after such notice is given to the other party. If neither party terminates this Lease, then Tenant's obligation to pay Gross Rent will be equitably adjusted or abated during the period (if any) during which Tenant is not reasonably able to use all or a portion of the Premises as a result of such casualty.

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11.    Condemnation. If a taking renders the Building reasonably and materially unsuitable for the Permitted Use, either Landlord or Tenant may terminate this Lease as of the date title to condemned real estate vests in the condenutor by written notice to the other. If this Lease is not terminated after a condemnation, then Gross Rent will be equitably reduced in proportion to the area of the Premises that has been taken for the balance of the Term. Tenant may make a claim against the condemnor for moving expenses to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord.

12.    Subordination: Estonned Certificate. This Lease is subordinate to the lien of any deeds of trust or mortgages now or hereafter placed upon the Building or any portion thereof (a “Mortgage”) without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination Tenant must execute and deliver to Landlord within 10 days after written demand such further instrument evidencing such subordination and agreement to attorn as may be reasonably required by any Mortgagee. If landlord is or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant must give to the holder (“Mortgagee”) of any Mortgage that Tenant has been given written notice. Tenant may not exercise any right or remedy because of any default by Landlord without having given such notice to the Mortgagee, and if Landlord tails to cure such default, the Mortgagee may cure such default within 45 days after Mortgagee’s receipt of Tenant's default notice. Any Mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by written notice to Tenant, in which case this Lease is deemed prior to such Mortgage without regard to their respective dates of execution and delivery, and the Mortgagee has the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the Mortgage. Tenant must, within 10 days after Landlord’s written request from time to time, execute and deliver to Landlord an estoppel certificate certifying to all reasonably requested information pertaining to this Lease.

13.    Default.

(a)     An “Event of Default” is deemed to exist if: (i) Tenant fails to pay any Rent when due and such failure continues for more than 5 days after Landlord has given Tenant written notice of such failure; provided, however, Landlord has no obligation to give Tenant more than 2 such notices in any 12-month period, after which it is deemed an Event of Default if Tenant fails to pay any Rent when due, regardless of Tenant's receipt of notice of such non-payment; or (ii) either party fails to observe or perform any of such party's agreements or obligations tinder this Lease and such failure continues for more than 30 days after receipt of written notice of such failure, or the expiration of such additional time period as is reasonably necessary to cure such failure (not to exceed 60 days), provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such failure.

(b)    Upon the occurrence of an Event of Default by Tenant, at Landlord's sole option Landlord may elect to do any one or more of the following:

(i)      Enter and repossess the Premises, by breaking open locked doors if necessary, and remove all persons and all or any property, by action at law or otherwise, without being liable for prosecution or damages, and/or make alterations and repairs in order to relet all or any part(s) of the Premises for Tenant's account Tenant must pay to Landlord on demand any deficiency (taking into account all reasonable costs incurred by Landlord) that may arise by reason of such relating in the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

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(ii)     Accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable; and

(iii)    Terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term, or covenant broken.

(c)     Landlord may cure any default on behalf of Tenant, and Tenant will reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default plus an administrative fee equal to 10% of such costs. Any amount of Rent that is not paid when due will bear interest at the rate of 1% per month until paid in full.

(d)     Upon the occurrence of an Event of Default by Tenant, Tenant is liable to Landlord for: (i) all accrued and unpaid installments of Rent; (ii) all costs and expenses incurred by Landlord in recovering possession of the Premises, including legal fees, and removal and storage of Tenant's property; (iii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the Expiration Date; (iv) all legal fees and court costs incurred by Landlord in connection with the Event of Default; and (v) the unamortized portion (as reasonably determined by Landlord) of brokerage commissions and consulting fees incurred by Landlord, and concessions including free rent given by Landlord, in connection with this Lease.

(f)      Neither any delay or forbearance by a party in exercising any right or remedy hereunder nor a party's undertaking or performing any act that a party is not expressly required to undertake under this Lease may be construed to be a waiver of a party's rights or to represent any agreement by a party to thereafter undertake or perform such act The rights granted to a party in this Section are cumulative of every other right or remedy provided in this Lease or which a party may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies may not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to a party by reason of any Event of Default under this Lease. Landlord may accept payment without prejudice to Landlord's right to recover the balance or pursue any other right or remedy provided for in this Lease, at law, or in equity.

14.    Surrender. No later than the Expiration Date or earlier termination of Tenant's right to possession of the Premises (“Surrender Date”), Tenant must vacate and surrender the Premises to Landlord in good order and condition, vacant, broom clean, and in conformity with the applicable provisions of this Lease. Tenant has no right to hold over beyond the Surrender Date, and if Tenant does not vacate as required such failure is deemed an Event of Default and Tenant's occupancy will not be construed to effect or constitute anything other than a tenancy at sufferance. During any period of occupancy beyond the Surrender Date, the amount of Rent owed by Tenant to Landlord will be the Holdover Percentage of the Rent that would otherwise be due under this Lease, without prorating for any partial month of holdover. The “Holdover Percentage” equals: (i) 150% for the first month of holdover; and (ii) 200% for any period of holdover beyond 1 month The provisions of this Section wilt not constitute a waiver by Landlord of any right of reentry as set forth in this Lease, nor will receipt of any Rent or any other act in apparent affirmance of the tenancy operate as a waiver of Landlord's right to terminate this Lease. If Tenant fails to vacate and surrender the Premises as and when required, Tenant must indemnify, defend, and hold harmless Landlord from all costs, losses, expenses, or liabilities incurred as a result of such failure No later than the Surrender Date, at Tenant's expense Tenant must remove from the Premises Tenant's Property, all alterations to the Premises made by or on behalf of Tenant, and all telephone, security, and communication equipment system wiring and cabling, and restore in a good and workmanlike manner any damage to the Premises and/or the Building caused by such removal or replace the damaged component of the Premises and/or the Building if such component cannot be restored as reasonably determined by Landlord. Tenant's obligation to pay Rent and to perform all other Lease obligations for the period through the Surrender Date and the terms of this Section survive the Expiration Date.

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15.    Compliance with Laws. Tenant must at all times comply with all applicable laws, including without limitation compliance with Title III of the Americans with Disabilities Act of 1990, 42 U S C. §12181 et seq. and its regulations and all environmental laws and regulations, and obtain all necessary licenses and permits for its business and operations in the Premises. Tenant must pay all personal property taxes, income taxes, and other taxes, assessments, and similar charges that are or may be assessed, levied, or imposed upon Tenant. Tenant must pay to Landlord all sales, use, transaction privilege, gross receipts, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease If the requirement of any public authority obligates either Landlord or Tenant to expend money in order to bring the Premises and/or any area of the Building into compliance with laws as a result (i) Tenant's particular use or alteration of the Premises; (ii) Tenant's change in the use of the Premises; (iii) the manner of conduct of Tenant's business or operation of its installations, equipment, or other property therein; (iv) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant; or (v) breach of any of Tenant's obligations hereunder, then Tenant must bear all costs of bringing the Premises and/or Building into compliance with laws Except as set forth above, during the Term Landlord must comply with all applicable laws regarding the Building, including without limitation compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.0 §12181 et seq. and its regulations as to the design and construction of the common areas. This Section survives the Expiration Date

16.    Notices. Whenever notice must be given or served by either party to this Lease, such notice will be duly given or served if in writing and either: (i) personally served; (ii) delivered by prepaid nationally recognized courier service with evidence of receipt required; (iii) forwarded by registered or certified mail, return receipt requested, postage prepaid; or (iv) emailed with evidence of receipt; in all such cases addressed to the applicable Notice Address Each party has the right to change its address for notices by a writing sent to the other party in accordance with this Section. However, communications related to ordinary business operations may be emailed or mailed to Tenant’s billing contact.

17.    Brokers. Landlord and Tenant each represents and warrants to the other that it has had no dealings, negotiations, or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate and Broker. Each party must indemnify, defend, and hold harmless the other from and against all liability, cost, and expense, arising from any misrepresentation or breach of warranty under this Section. Landlord will pay Broker a commission in connection with this Lease pursuant to the terms of a separate agreement. This Section survives the Expiration Date.

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18.    Landlord’s Liability. Landlord’s obligations under this Lease are binding upon Landlord only for the period of time that Landlord is in ownership of the Building, and upon termination of that ownership, Tenant may, except as to any obligations that are then due and owing, look solely to Landlord’s successor-in-interest in ownership of the Building for the satisfaction of each and every obligation of Landlord under this Lease. Upon request and without charge, Tenant must attom to any successor to Landlord’s interest in this Lease and at the option of any mortgagee, to such mortgagees. Landlord will have no personal liability under any of the terms, conditions or covenants of this Lease, and Tenant shall look solely to the equity of Landlord in the Building and/or the proceeds therefrom for the satisfaction of any claim, remedy, or cause of action of any kind whatsoever arising from the relationship between the parties or any rights and obligations they may have relating to the Building, this Lease, or anything related to either.

19.    Relocation. [INTENTIONALLY DELETED]

20.    General Provisions.

(a)     Subject to Section 6, the respective rights and obligations provided in this Lease bind and inure to the benefit of the parties hereto, their successors and assigns. If more than one person or entity executes this Lease as Tenant, each is jointly and severally liable under this Lease.

(b)    This Lease will be governed in accordance with the laws of the state where the Building is located, without regard to choice of law principles Landlord and Tenant each consent to the exclusive jurisdiction of the state and federal courts located in the jurisdiction in which the Building is located In connection with any claim arising out of this Lease, Landlord or Tenant, whichever is the prevailing party, is entitled to recover from the other party all reasonable costs and expenses incurred by the prevailing party, including reasonable attorneys' fees and expenses.

(c)    This Lease, which incorporates all exhibits, supersedes all prior discussions, proposals, negotiations, and discussions between the parties, contains all of the agreements, conditions, understandings, representations, and warranties made between the parties with respect to the Premises, and may not be modified orally or in any manner other than by an agreement in writing signed by Landlord and Tenant.

(d)    TIME IS OF THE ESSENCE UNDER ALL PROVISIONS OF THIS LEASE

(e)     Except for the payment of Rent, each party is excused for the period of any delay and will not be deemed in default with respect to the performance of any of its obligations when prevented from so doing by a cause beyond such party's reasonable control (“Force Maieurc Event”)

(f)     Tenant shall not cut or drill into or secure any fixture, apparatus, or equipment, or make alterations, improvements, or physical additions of any kind to any part of the Premises without first obtaining the written consent of Landlord. All alterations shall be completed in compliance with all applicable laws and Landlord's rules and regulations for construction, and sustainable guidelines and procedures. Tenant shall be solely responsible for the installation and maintenance of its data, telecommunication, and security systems, cabling, and wiring at the Premises, which shall be done in compliance with all applicable laws and Landlord's rules and regulations.

(g)    If Landlord gives Tenant occupancy of the Premises prior to the Commencement Date, such occupancy shall he conditioned on Tenant first providing Landlord with a certificate of insurance as required under this Lease. All insurance, waiver, indemnity, and alteration provisions of this Lease are in full force and effect during such occupancy. Tenant must ensure that its phone/data, security, and other vendors comply with all applicable Laws. Tenant and its contractors must coordinate all activities with Landlord in advance and in writing, and comply with Landlord's instructions and directions so that Tenant's early entry does not interfere with or delay any work to be performed by Landlord.

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(h)    Upon Landlord's request, Tenant must furnish to Landlord, Landlord's Mortgagee, prospective Mortgagee or purchaser, reasonably requested financial information. In such case and upon Tenant's request, Landlord and Tenant will execute a mutually acceptable confidentiality agreement on Landlord's form therefor.

(i)     Tenant represents and warrants that: (i) Tenant was duty organized and is validly existing and in good standing under the laws of the jurisdiction set forth for Tenant in the first sentence of this Lease; (ii) Tenant is legally authorized to do business in the state where the Building is located; and (iii) the person(s) executing this Lease on behalf of Tenant is(are) duly authorized to do so.

(j)      Landlord and Tenant each represents and warrants that it is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S Department of the Treasury, including those parties named on OFAC's Specially Designated Nationals and Blocked Persons List Each is currently in compliance with. and must at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto,

(k)    Tenant, Broker, and any other party acting on Tenant’s behalf not issue any press release regarding this Lease. Tenant has no right to record this Lease or a memorandum or notice of this Lease. For purposes of Section 55.2 of the Code of Virginia (1950), as amended from time to time, this Lease is and will be deemed to be a deed of lease.

(l)      This Lease may he executed in any number of counterparts, each of which when taken together is deemed to be one and the same instrument The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Lease and signature pages by electronic transmission constitutes effective execution and delivery of this Lease for all purposes, and signatures of the parties hereto transmitted anchor produced electronically will be deemed to be their original signature for all purposes.

(m)    Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice or, in the case of an emergency, at any time without notice.

(n)    Tenant and its employees, agents, invitees, subtenants, and licensees must comply with the Building rules and regulations, as the same may be modified from time to time by Landlord. Landlord will make the current Building rules and regulations available to Tenant.

(o)    TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

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EXHIBIT A

LOCATION PLAN OF PREMISES (NOT TO SCALE.)

A-1

Sectrum Lease and Deal Sheet

Adobe Document Cloud Document History

December 22, 2015

Created:	December 21, 2015
By:	Jill Moreschi (jill.moreschi@bdnreit.com)
Status:	SIGNED
Transaction ID:	CBJCHBCAABAAbiZon3QsUuYsgpaY5aGpbumhSXb8aH-k

"Sectrum Lease and Deal Sheet" History

- Document created by Jill Moreschi (jill.moreschi@bdnreit.com)
  December 21, 2015 - 11:19:19 AM EST - IP address: 64.206.83.65

- Document emailed to Suzanne Stumpf (suzanne.stumpf@bdnreit.com) for signature
  December 21, 2015 - 11:19:52 AM EST

- Document viewed by Suzanne Stumpf (suzanne.stumpf@bdnreit.com)
  December 21, 2015 - 11:25:15 AM EST - IP address: 70.208.143.251

- Document e-signed by Suzanne Stumpf (suzanne.stumpf@bdnreit.com)
  Signature Date: December 22, 2015 - 12:05:05 PM EST - Time Source: server - IP address: 64.206.83.65

- Signed document emailed to Suzanne Stumpf (suzanne.stumpf@bdnreit.com) and Jill Moreschi (jill.moreschi@bdnreit.com)
  December 22, 2015 - 12:05:05 PM EST

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